Exhibit 10.26

LUCID, INC.

EMPLOYEE

INVENTION, COPYRIGHT, PROPRIETARY

INFORMATION AND CONFLICTS OF INTERESTS

AGREEMENT

In consideration of my employment at Lucid, Inc. (“Lucid”) or of the continuation of my employment and of any remuneration paid to me in connection with such employment, I agree as follows.

1.               During or subsequent to the period of my employment I will communicate to Lucid promptly and fully any and all inventions, discoveries, works of authorship (including computer programs and other software), mark works, or improvements conceived or reduced to practice by me during the period of my employment, which are along the lines of the business, work or research of Lucid or which result from or are suggested by such work or research. I will and hereby do assign to Lucid and/or its nominees all my right, title and interest in such inventions, discoveries or improvements, whether or not patented, and all my right, title and interest in any patents, patent applications or copyright registrations based thereon. I will assist Lucid and/or its nominees (without charge but at no expense to me) at any reasonable time and in every reasonable way to obtain and maintain for the benefit of Lucid and/or its nominees, patents and copyright works or mark work registrations for all such inventions, discoveries or improvements anywhere in the world.

2.               I will keep and maintain adequate and current written records of any and all inventions, improvements and discoveries at all stages of their development, in the form of notebooks, sketches, drawings, and reports which records shall be and remain the property of and available to Lucid. Upon termination of my employment I will surrender to Lucid any and all such records.

3.               I will keep confidential and will not at any time disclose or use, except internally for Lucid’s benefit, either during or subsequent to the period of my employment, any information,knowledge or data which I receive or myself develop during my employment, which is considered proprietary by Lucid or which relates to the trade secrets of Lucid, as contained in formulas, business plans and methods, manufacturing purposes, computer programs, the design or operation of machines used in manufacturing, formulas, compositions, inventions, discoveries, improvements or otherwise. I recognize that, except as disclosed in issued patents and published articles and published reports, all information, knowledge and data concerning new products, manufacturing processes, formulations, materials, tooling, product designs, tolerances or dimensions for products, and testing methods and results and other data not readily apparent from such products themselves are proprietary to Lucid, which intends to maintain such information, knowledge and data secret and confidential as long as possible. Upon termination of my employment I will surrender to Lucid any and all documents which contain any Lucid proprietary or trade secret information, knowledge or data.

4.               I will not knowingly disclose to Lucid or induce it to use any proprietary information or trade secrets of others.

5.               I have no agreements or obligations to others in conflict with the foregoing nor do I know or have an interest in any patent, patent application or invention except the following:

(Attach additional schedule if insufficient space is provided).

6.               During the period of my employment, I will not independently engage in the same or similar line of business, work or research as that carried on by Lucid, or directly or indirectly serve, advise or be employed by any individual, firm or corporation engaged in the same or similar line of business, work or research as that carried on by Lucid. Should any matter or dealing in which I am now, or hereafter am, about to become involved on my own behalf, appear to present a conflict with the foregoing obligation, I will promptly disclose the facts to the President of Lucid or in his absence to another officer of Lucid so that a determination can be made as to whether a conflict of interest does exist, and I will take whatever action is required by the President of Lucid (or other officer of Lucid, in his absence) to resolve any conflict found to exist.

7.               This agreement shall be binding upon my heirs, personal representatives, successors and assigns and shall inure to the benefit of the successors or assigns of Lucid.

8.               This agreement supersedes all previous agreements relating to the subject matter thereof and shall not be changed, except in writing and signed by an officer of Lucid.

Employee’s Signature	Date

Employee’s Name - Typed or Printed

Officer of Lucid, Inc.	Date

Officer’s Name - Typed or Printed